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                                                                   EXHIBIT 10.31

                       BAYARD DRILLING TECHNOLOGIES, INC.
                     4005 NORTHWEST EXPRESSWAY, SUITE 550E
                         OKLAHOMA CITY, OKLAHOMA 73116


                                                                 October 3, 1997

The CIT Group/Equipment Financing, Inc.
1211 Avenue of the Americas
New York, New York  10036

Attention:  Steven McClure

Gentlemen:

                 This letter (this "Letter"), when executed and delivered by The CIT Group/Equipment Financing, Inc. ("CIT" or "you") will constitute a binding agreement between CIT and Bayard Drilling Technologies, Inc. ("Bayard") to consummate the transactions hereinafter described.

                 1. Exercise of Warrant. At the Closing (as hereinafter defined), CIT shall exercise in full the Warrant issued to CIT on December 13, 1996 representing the current right to purchase up to 300,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of Bayard at a purchase price per share of $8.00. Notwithstanding any provisions of the Warrant to the contrary, at the Closing, in order to exercise the Warrant in full, CIT shall surrender to Bayard the original instrument representing the Warrant, together with the completed subscription form attached thereto, and, in consideration therefor, Bayard shall deliver to CIT certificates representing an aggregate of 150,000 shares of Common Stock (the "Warrant Shares").

                 2. Sale of Warrant Shares in IPO. CIT hereby agrees to sell, and Bayard hereby agrees to include, all of the Warrant Shares in any registration by Bayard of an initial public offering of shares of Common Stock in which any other holders of Common Stock of Bayard sell shares of Common Stock (an "IPO"). CIT hereby agrees to enter into appropriate custody arrangements and to grant appropriate powers of attorney as are customary in connection with offerings by stockholders of companies registering shares of capital stock for sale to the public. Notwithstanding anything to the contrary set forth in this Letter, if the initial public offering price in the IPO is less than $14.00 per share, CIT may, in its sole discretion, elect to not sell its shares in the IPO.

                 3. Cash Payment Based on IPO Price. In order to account for any difference in the value of (a) the number of shares of Common Stock that would have been received by CIT upon exercise of the Warrant under the
"net exercise" provisions thereof based on a "current market value" per share value equal to the initial public offering price in the IPO, net of underwriting discounts and commissions (the "IPO Price"), and (b) the number of shares of Common Stock actually received by CIT upon exercise of the Warrant pursuant to this Letter, immediately upon the consummation of the first IPO in which CIT is entitled to sell the Warrant Shares, Bayard shall make a cash payment to
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The CIT Group/Equipment
    Financing, Inc.                    Page 2                    October 3, 1997


CIT (if the IPO Price exceeds $16.00 per share), or CIT shall make a cash payment to Bayard (if the IPO Price is less than $16.00 per share), in an amount equal to the "Value Differential" in accordance with this paragraph 2. The "Value Differential" shall be an amount equal to the product obtained by multiplying (i) 150,000 by (ii) the absolute value of the difference between the IPO Price and $16.00. Unless otherwise agreed in writing by Bayard and CIT, such amount shall be paid to the recipient by wire transfer of immediately available funds to an account designated in writing by the recipient.

                 4. The Closing. The closing of the exercise contemplated by paragraph 1 of this Letter (the "Closing") shall be held at 10:00 a.m. on the business day next following the date of acceptance hereof by CIT, at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, or at such other time, date or place as Bayard and CIT shall mutually agree.

                 5. Survival of Registration Rights. Notwithstanding the surrender of the Warrant by CIT at the Closing, in the event that the initial public offering price in the IPO is less than $14.00 per share and CIT elects not to sell the Warrant Shares in the IPO, then the registration rights provisions contained in Section 4 of the Warrant shall continue to apply to the Warrant Shares and Bayard and CIT shall retain all rights and comply with all obligations provided by such Section 4 with respect to the registration of the Warrant Shares.

                 6. Amendments. The provisions of this Letter shall not be amended or waived except by the written agreement of CIT and Bayard.

                 7. Governing Law. This Letter shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law principles that would require the application of the laws of any other jurisdiction.

                 8.       Counterparts.  This Letter may be executed in
multiple counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
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The CIT Group/Equipment
    Financing, Inc.                      Page 3                  October 3, 1997


                 If you agree with the foregoing, please execute and return one copy of this Letter.

                                         Very truly yours,

                                         BAYARD DRILLING TECHNOLOGIES, INC.




                                         By: /s/ JAMES E. BROWN
                                            ------------------------------------
                                            James E. Brown
                                            President


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The CIT Group/Equipment
    Financing, Inc.                   Page 4                     October 3, 1997


Accepted and agreed this
9th day of October, 1997:


THE CIT GROUP/EQUIPMENT FINANCING, INC.



By:   /s/ STEVEN MCCLURE
   ----------------------------------------
   Name:  S. L. McClure
        -----------------------------------
   Title: Executive Vice President
         ----------------------------------